Exhibit 99.1

FOR IMMEDIATE RELEASE

January 25, 2024

Codorus Valley Bancorp, Inc. Reports Fourth Quarter 2023 Results

and Record Earnings for the Year

➢	Fourth quarter net income of $5.5 million compared to net income of $7.9 million in the quarter ended December 31, 2022, and $5.9 million in the quarter ended September 30, 2023;

➢	Net income of $25.0 million for the year ended December 31, 2023, compared to net income of $20.1 million for the year ended December 31, 2022;

➢	Net interest margin of 3.76% for the year ended December 31, 2023, a 37-basis point increase from the net interest margin of 3.39% for the year ended December 31, 2022;

➢	Year-to-date efficiency ratio of 65.75%; return on average assets of 1.15%; and return on equity of 13.47%;

➢	Continued improvement in credit metrics with nonperforming assets to total loans of 0.23% at December 31, 2023, a decrease of 67.1% from the ratio at December 31, 2022;

➢	Cash dividend of $0.17 per common share payable on February 13, 2024, to common stock holders of record on January 23, 2024.

➢	On December 12, 2023, Codorus Valley Bancorp Inc. (NASDAQ: CVLY) and Orrstown Financial Services Inc. (NASDAQ: ORRF) (“Orrstown”) announced that the companies entered into an Agreement and Plan of Merger to effect a merger of equals (the “Merger”) later this year. As a result, the Corporation realized merger-related expenses of $956,000 in the fourth quarter 2023.

YORK, Pa. – Codorus Valley Bancorp, Inc. (“Codorus Valley”, or the “Corporation”) (NASDAQ: CVLY), parent company of PeoplesBank, A Codorus Valley Company (“PeoplesBank”, or the “Bank”), today reported net income of $5.5 million or $0.57 per diluted common share, for the quarter ended December 31, 2023. This compares to net income of $7.9 million or $0.83 per diluted common share, for the quarter ended December 31, 2022, representing a decrease of $2.4 million or 30.4 percent, and compares to net income of $5.9 million or $0.61 per diluted common share for the third quarter of 2023, representing a decrease of $400,000 or 7.8 percent. Excluding the impact of $956,000 in merger-related expenses, net income and diluted earnings per share, respectively, were $6.2 million(1) and $0.64(1) for the quarter ended December 31, 2023. For the year ended December 31, 2023, net income was $25.0 million or $2.59 per diluted share, compared to $20.1 million or $2.10 per diluted share, for the year ended December 31, 2022, representing an increase of $4.9 million or 24.3 percent. Excluding the impact of $956,000 in merger-related expenses, net income and diluted earnings per share, respectively, were $25.7 million(1) and $2.67(1) for the year ended December 31, 2023.

(1) Net income excluding merger-related expenses, diluted earnings per share excluding merger-related expenses, tangible book value per share and tangible book value per share without accumulated other comprehensive loss are non-GAAP financial measures. Please see Financial Highlights for disclosure and reconciliation of non-GAAP financial measures.

“Our robust performance in the fourth quarter is a testament to the dedicated efforts of our team over the past several years, resulting in Codorus Valley achieving its highest annual earnings on record. We attribute this success to our unwavering commitment to enhancing the client experience, fostering Associate engagement, and making a positive impact on the community, while also focusing on creating shareholder value. Despite the challenges faced by the banking industry in 2023, our steady loan production and prudent utilization of customer deposits have allowed us to maintain a strong net interest margin and mitigate the effects of margin compression. The continued improvement in our capital ratios positions us favorably for the upcoming exciting phase in our growth cycle. We are eager to leverage the momentum we’ve generated when we join forces with Orrstown Financial Services later this year to establish the premier regional community bank serving South Central Pennsylvania, Central Maryland and the Greater Baltimore area,” stated Craig L. Kauffman, President, and Chief Executive Officer.

REVIEW OF RESULTS

Balance Sheet

Loans

Loans increased $72.8 million from December 31, 2022 to December 31, 2023, an annualized growth rate of 4.5 percent. Nonperforming assets decreased $7.5 million, or 65.1 percent to $4.0 million from December 31, 2022 to December 31, 2023.

Investment Securities

Investment Securities increased $4.3 million to $349.8 million at December 31, 2023 compared to $345.5 million at December 31, 2022. The Bank sold $4.7 million of investment securities, realizing a net loss of $388,000 during the first quarter of 2023, improving the security portfolio yield by three basis points. The tax-equivalent yield on securities for the three months ended December 31, 2023 was 2.84 percent, compared to 2.55 percent for the three months ended December 31, 2022 and 2.75 percent for the three months ended September 30, 2023. The unrealized loss on the securities portfolio was $40.6 million at December 31, 2023, compared to $45.5 million at December 31, 2022 and $56.0 million at September 30, 2023.

Borrowings

FHLB advances and other short-term borrowings increased $45.0 million to $56.5 million at December 31, 2023 compared to $11.6 million at December 31, 2022, as the Bank added liquidity to the balance sheet during the recent industry turmoil to provide an added measure of liquidity in the event the Bank were to experience outsized deposit withdrawals. FHLB advances and other short-term borrowings increased $17.4 million or 44.6 percent from $39.1 million at September 30, 2023.

Deposits

Total Deposits decreased $69.9 million, or 3.6 percent from December 31, 2022 to December 31, 2023, ending the period at $1.87 billion. From year-end 2022 to December 31, 2023, noninterest-bearing demand accounts decreased $84.6 million or 18.2 percent, and interest-bearing demand accounts increased $14.7 million or 1.0 percent. During that same period, savings accounts decreased $30.1 million or 18.7 percent and money market accounts decreased $2.5 million or less than 1.0 percent. Offsetting the decreases, certificates of deposit increased by $69.9 million or 18.3 percent. As a result of the change in deposit mix, the average cost of interest-bearing deposits increased to 2.59 percent for the quarter ended December 31, 2023, compared to 0.90 percent for the quarter ended December 31, 2022 and 2.31 percent for the quarter ended September 30, 2023. For the year ended December 31, 2023, the average cost of interest-bearing deposits increased to 2.08 percent, compared to 0.47 percent for the year ended December 31, 2022. We anticipate downward pressure on net interest margin to continue into early 2024 due to the cost of deposits and the slope of the interest rate curve.

Income Statement

The Corporation’s net interest income for the three months ended December 31, 2023 was $19.2 million, a decrease of 10.7 percent when compared to $21.5 million for the three months ended December 31, 2022 and a decrease of 1.1 percent when compared to $19.4 million for the three months ended September 30, 2023. The Corporation’s tax-equivalent net interest margin (“NIM”) was 3.61 percent for the three months ended December 31, 2023, compared to 3.98 percent for the same period in 2022 and 3.64 percent for the quarter ended September 30, 2023. Net interest income for the year ended December 31, 2023 was $79.0 million, an increase of 5.0 percent when compared to $75.3 million for the year ended December 31, 2022. The Corporation’s tax-equivalent NIM was 3.76 percent for the year ended December 31, 2023, compared to 3.39 percent for the year ended December 31, 2022.

The Corporation’s provision for credit losses, which includes provision for credit losses on unfunded commitments in 2023, for the three months ended December 31, 2023 was a reversal of $767,000 compared to a reversal of the provision for loan losses of $544,000 for the three months ended December 31, 2022 and a provision for credit losses of $251,000 for the quarter ended September 30, 2023. The Corporation’s nonperforming assets ratio was 0.23 percent at December 31, 2023, a 67.1 percent decrease from the nonperforming assets ratio of 0.70 percent at December 31, 2022. On January 1, 2023, the Corporation adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) and now measures estimated credit losses on financial instruments at the time of origination using the current expected credit loss (“CECL”) methodology. At adoption of the CECL methodology in the first quarter of 2023, the allowance for credit losses increased $2.8 million and the net impact to retained earnings was $2.1 million.

Noninterest income for the three months ended December 31, 2023 was $4.2 million, an increase of $770,000 or 22.2 percent, compared to noninterest income of $3.5 million for the three months ended December 31, 2022 and an increase of $47,000 or 1.1 percent compared to the three months ended September 30, 2023. The increase in the current quarter compared to the prior year, was primarily due to higher other income related to swap fees, income from bank owned life insurance related to the purchase of new policies and trust/investment service fees. Noninterest income for the year ended December 31, 2023 was $16.5 million, an increase of $1.6 million or 10.8 percent compared to noninterest income of $14.9 million for the year ended December 31, 2022. Higher trust and investment service fees, service charges on deposits, other income related to interest rate swap fees, income from bank owned life insurance and gains on sale of assets held for sale in the current period were partially offset by a decrease in gains on sale of loans and a loss on sale of securities compared to the year ended December 31, 2022.

Noninterest expense was $17.3 million for the fourth quarter 2023, an increase of $1.9 million or 12.6 percent, as compared to noninterest expense of $15.3 million for the fourth quarter 2022 and an increase of $1.4 million compared to noninterest expense of $15.9 million for the third quarter of 2023. Noninterest expense was $63.5 million for the year ended December 31, 2023, an increase of $1.9 million or 3.1 percent compared to noninterest expense of $61.6 million for the year ended December 31, 2022. During the fourth quarter 2023, the Corporation announced it has entered into an agreement to merge with Orrstown. For the three months and year ended December 31, 2023, merger-related expenses totaled $956,000, which included due diligence costs, legal expenses and investment banking expenses related to delivery of a fairness opinion to its Board of Directors. The Corporation expects to incur additional merger-related expenses in 2024 as it works toward consummation of the merger with Orrstown and the related merger and integration of PeoplesBank with and into Orrstown Bank. In addition to merger-related expenses, noninterest expense was impacted in the current period by higher variable compensation accruals, offset by lower settlement expense.

Income tax expense for the quarter ended December 31, 2023 was $1.4 million compared to $2.2 million for the same period in 2022 and $1.5 million in the quarter ended September 30, 2023. The effective tax rate for the three-month periods ended December 31, 2023, December 31, 2022 and September 30, 2023 was 20.8 percent, 21.7 percent and 20.2 percent, respectively. Income tax expense for the year ended December 31, 2023 was $6.9 million compared to $5.6 million for the year ended December 31, 2022. The effective tax rate for the year ended December 31, 2023 and December 31, 2022 was 21.6 percent and 21.7 percent, respectively.

Capital

Shareholders’ equity totaled $199.6 million at December 31, 2023, an increase of $22.3 million from $177.3 million at December 31, 2022. The increase was primarily attributable to net income of $25.0 million, partially offset by dividends paid of $6.3 million during the year and a $2.1 million impact at the adoption of CECL at January 1, 2023. Other changes are related to accumulated other comprehensive loss and issuance of treasury stock.

Book value per share was $20.70 and $18.51 at December 31, 2023 and December 31, 2022, respectively. Tangible book value per share and tangible book value per share without accumulated other comprehensive loss (1) increased to $20.46 per share and $23.68 per share, respectively, at December 31, 2023 from $18.27 per share and $21.90 per share, respectively, at December 31, 2022, primarily the result of changes in shareholders’ equity discussed above. The Corporation’s common equity tier 1 capital ratio was 12.81 percent at December 31, 2023, an increase from 12.04 percent at December 31, 2022. At December 31, 2023, all capital ratios applicable to the Bank were above regulatory minimum levels and the Bank met the “well-capitalized” criteria under current bank regulatory guidelines. (Note that the regulatory “well-capitalized” definition is not applicable to small bank holding companies such as the Corporation).

Liquidity Risk Management

The Bank maintains a well-diversified deposit base and has a comparatively low level of uninsured deposits. At December 31, 2023, 83% of the Bank’s deposits were estimated to be FDIC-insured, and an additional 7% of deposits were fully collateralized.

The overall deposit and liquidity position of the Bank and the Corporation remain positive, with overall deposits exceeding the level at December 31, 2019, the start of the pandemic, by $282.8 million or 17.8 percent.

Although the Bank had not utilized the Federal Reserve’s Bank Term Funding Facility as of December 31, 2023, the program has attractive features, such as being able to borrow based on the par values (rather than market values) of a bank’s investment securities that are pledged as collateral. For this reason, the program would be considered among the Bank’s other wholesale borrowing options if additional liquidity was needed.

The Bank is a member of the IntraFi Network®, which provides reciprocal deposit alternatives allowing our clients to have the benefit of additional FDIC insurance coverage, and assisting the Bank in the management of its liquidity needs.

Dividend Declared

On January 9, 2024, the Board of Directors of the Corporation declared a regular quarterly cash dividend of $0.17 per share, payable on February 13, 2024 to common shareholders of record at the close of business on January 23, 2024.

Agreement and Plan of Merger with Orrstown Financial Services, Inc. (“Orrstown”)

On December 12, 2023, Codorus Valley Bancorp Inc. (NASDAQ: CVLY) and Orrstown Financial Services Inc. (NASDAQ: ORRF) announced that the companies entered into an Agreement and Plan of Merger pursuant to which Codorus Valley Bancorp, Inc. will be merged with and into Orrstown, with Orrstown as the surviving corporation (the “Merger”). Promptly following the Merger, Codorus Valley’s wholly-owned subsidiary, PeoplesBank, will be merged with and into Orrstown Bank, with Orrstown Bank as the surviving bank. Subject to receipt of regulatory and shareholder approvals, CVLY expects the merger to be completed in the third quarter of 2024. “We are excited to be partnering with Orrstown to build long-term value for our clients, associates, shareholders and community. Thank you to our shareholders for your long-standing investment in our company,” noted Craig L. Kauffman, “and, to our clients, we very much look forward to continuing to serve your financial needs.”

Certain Accounting Matters

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

The Corporation uses certain non-GAAP (Generally Accepted Accounting Principles) financial measures in this Press Release. The Corporation’s management believes that the supplemental non-GAAP information provided in this press release is utilized by market analysts and others to evaluate the Corporation’s financial condition and results of operations and, therefore, such information is useful to investors. These measures have limitations as analytical tools and should not be considered a substitute for analysis of results under GAAP. These non-GAAP financial measures are reconciled to the most comparable measures following the “Financial Highlights” section of this press release.

Annualized, proforma, projected, and estimated numbers used herein are for illustrative purposes only, are not forecasts and may not reflect actual results.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. Codorus Valley Bancorp, Inc.’s Common Stock is listed on the NASDAQ Global Market under the symbol “CVLY”.

Cautionary Note Regarding Forward-looking Statements

This Press Release may contain forward-looking statements by Codorus Valley Bancorp, Inc. (“Codorus Valley”, or the “Corporation”). Forward-looking statements may include information concerning the financial condition, results of operations and business of the Corporation and its subsidiaries and include, but are not limited to, statements regarding expectations or predictions of future financial or business performance or conditions relating to the Corporation and its operations. These forward-looking statements may include statements with respect to the Corporation’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation’s control). Forward-looking statements may also include, but are not limited to, discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, goals, expectations or consequences, and statements about future performance, expenses, operations, or products and services of the Corporation and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “should,” “could,” “will,” “could,” “believes,” “plans,” “expects,” “estimates,” “forecasts,” “intends,” “anticipates,” “projects,” “strives to,” “seeks,” “intends” or similar words or expressions.

Forward-looking statements are not historical facts, nor should they be relied upon as providing assurance of future performance. Forward-looking statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, including its pending merger (the “Merger”) with Orrstown Financial Services, Inc. (“Orrstown”), future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control. Note that the following factors, among others, could affect the future financial results of the Corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in these forward-looking statements:

●	changes or volatility in market interest rates and the persistence of an inflationary environment in the U.S. and our market areas and the potential for an economic downturn or recession;

●	the effects of financial challenges at other banking institutions that could lead to depositor concerns that spread within the banking industry causing disruptive deposit outflows and other destabilizing results;

●	legislative and regulatory changes, and the uncertain impact of new laws and regulations;

●	monetary and fiscal policies of the federal government;

●	the effects of changes in accounting policies and practices;

●	ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions;

●	changes in deposit flows, the cost of funds, demand for loan products and the demand for financial services;

●	the remaining effects of the COVID-19 pandemic, including on the Corporation’s credit quality and operations as well as its impact on general economic conditions;

●	competition; market volatility, market downturns, changes in consumer behavior, business closures;

●	adverse changes in the quality or composition of the Corporation’s loan, investment and mortgage-backed securities portfolios, including from the effects of the recent inflationary environment;

●	geographic concentration of the Corporation’s business;

●	deterioration of commercial real estate values;

●	the adequacy of loan loss reserves;

●	deterioration in the credit quality of borrowers;

●	the Corporation’s ability to attract and retain key personnel, especially in light of the pending Merger with Orrstown;

●	the impact of operational risks, including the risk of human error, failure or disruption of internal processes and systems, including of the Corporation’s information and other technology systems;

●	failure or circumvention of our internal controls;

●	the Corporation’s ability to keep pace with technological changes;

●	breaches of security or failures of the Corporation to identify and adequately address cybersecurity and data breaches;

●	changes in government regulation and supervision and the potential for negative consequences resulting from regulatory examinations, investigations and violations, in particular, the effect that such occurrences could have on the pending Merger with Orrstown;

●	the effects of adverse outcomes from claims and litigation;

●	occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond the Corporation’s control, and the Corporation’s ability to deal effectively with disruptions caused by the foregoing; and

●	economic, competitive, governmental and technological factors affecting the Corporation’s operations, markets, products, services and fees.

In addition to the foregoing factors with respect to the Corporation’s business, the following factors and uncertainties exist with respect to the pending Merger with Orrstown:

●	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between the Corporation and Orrstown;

●	the outcome of any legal proceedings that may be instituted against the Corporation or Orrstown;

●	delays in completing the proposed Merger;

●	the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed Merger) or shareholder approvals;

●	the failure to satisfy any of the other conditions to the proposed Merger on a timely basis or at all, including the ability of the Corporation or Orrstown to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed Merger;

●	the possibility that the anticipated benefits of the proposed Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where the Corporation and Orrstown do business;

●	the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

●	the possibility that revenues following the proposed Merger may be lower than expected; the impact of certain restrictions during the pendency of the proposed Merger on the parties’ ability to pursue certain business opportunities and strategic transactions;

●	diversion of management’s attention from ongoing business operations and opportunities;

●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or the completion of the proposed Merger;

●	the ability to complete the proposed Merger and integration of the Corporation and Orrstown successfully;

●	the dilution caused by Orrstown’s issuance of additional shares of its capital stock in connection with the proposed Merger; and

●	the potential impact of general economic, political or market factors on the companies or the proposed Merger and other factors that may affect future results of the Corporation or Orrstown.

The Corporation does not commit to update or revise any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this report. Further information regarding Codorus Valley, Orrstown and factors which could affect the forward-looking statements contained herein can be found in Codorus Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and its other filings with the SEC, and in Orrstown’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Orrstown, Codorus Valley or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, Orrstown intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Codorus Valley and Orrstown and a prospectus of Orrstown, which will be distributed to the shareholders of Codorus Valley and Orrstown in connection with their votes on the Merger of Codorus Valley with and into Orrstown and the issuance of Orrstown common stock in the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders will be able to obtain these documents, and any other documents Orrstown and Codorus Valley have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Orrstown’s website at www.Orrstown.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing Codorus Valley’s website at ir.peoplesbanknet.com. In addition, documents filed with the SEC by Orrstown or Codorus Valley will be available free of charge by writing to (i) Orrstown at 4750 Lindle Road, Harrisburg, PA 17111, Attention: Neil Kalani or (ii) Codorus Valley at 105 Leader Heights Road, York, PA 17403, Attention: Daniel R. Stolzer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Orrstown may be deemed to be participants in the solicitation of proxies from the shareholders of Orrstown in connection with the proposed Merger. Information about Orrstown’s directors and executive officers is included in the proxy statement for its 2023 annual meeting of Orrstown’s shareholders, which was filed with the SEC on March 31, 2023.

The directors, executive officers and certain other members of management and employees of Codorus Valley may also be deemed to be participants in the solicitation of proxies in connection with the proposed Merger from the shareholders of Codorus Valley. Information about the directors and executive officers of Codorus Valley is included in the proxy statement for its 2023 annual meeting of Codorus Valley shareholders, which was filed with the SEC on March 31, 2023.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed Merger may be obtained by reading the joint proxy statement/prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described above.

Questions or comments concerning this Press Release should be directed to:

Codorus Valley Bancorp, Inc.

Craig L. Kauffman	Larry D. Pickett
President and CEO	Chief Financial Officer
717-747-1501	717-747-1502
ckauffman@peoplesbanknet.com	lpickett@peoplesbanknet.com

CODORUS VALLEY BANCORP, INC.

Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(Dollars in thousands, except share and per share data)	2023	2022

Assets
Interest bearing deposits with banks	$10,882	$99,777
Cash and due from banks	22,809	20,662
Total cash and cash equivalents	33,691	120,439
Securities, available-for-sale, at fair value (amortized cost $390,397 at December 31, 2023 and $390,900 at December 31, 2022, respectively)	349,767	345,457
Restricted investment in bank stocks, at cost	3,146	955
Loans held for sale	822	154
Loans (net of deferred fees of $3,752 - 2023 and $3,813 - 2022)	1,705,608	1,632,857
Less-allowance for credit losses (1)	(20,506)	(20,736)
Net loans	1,685,102	1,612,121
Premises and equipment, net	19,563	21,136
Operating leases right-of-use assets	2,746	3,072
Goodwill	2,301	2,301
Other assets	94,656	89,417
Total assets	$2,191,794	$2,195,052
Liabilities
Deposits
Noninterest bearing	$379,288	$463,853
Interest bearing	1,494,054	1,479,366
Total deposits	1,873,342	1,943,219
Short-term borrowings	56,541	11,605
Long-term debt and junior subordinated debt	11,520	11,550
Subordinated notes - face amount $31,000 (less discount and debt issuance cost of $155 at December 31, 2023 and $236 at December 31, 2022)	30,845	30,764
Operating leases liabilities	2,848	3,204
Allowance for credit losses on off-balance sheet credit exposures	2,278	0
Other liabilities	14,815	17,410
Total liabilities	1,992,189	2,017,752
Shareholders' equity
Preferred stock, par value $2.50 per share; 1,000,000 shares authorized; no shares issued or outstanding	0	0
Common stock, par value $2.50 per share; 30,000,000 shares authorized; shares issued: 9,883,660 at December 31, 2023 and December 31, 2022; and shares outstanding: 9,642,851 at December 31, 2023 and 9,581,230 at December 31, 2022	24,709	24,709
Additional paid-in capital	142,633	141,896
Retained earnings	68,633	52,146
Accumulated other comprehensive loss	(31,082)	(34,764)
Treasury stock shares outstanding, at cost: 240,809 shares at December 31, 2023 and 302,430 at December 31, 2022	(5,288)	(6,687)
Total shareholders' equity	199,605	177,300
Total liabilities and shareholders' equity	$2,191,794	$2,195,052

(1) Beginning January 1, 2023, calculation is based on current expected loss methodology. Prior to January 1, 2023, calculation was based on incurred loss methodology.

CODORUS VALLEY BANCORP, INC.

Consolidated Statements of Income (Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share data)	2023	2023	2022	2023	2022
Interest income
Loans, including fees	$26,967	$26,000	$21,676	$100,804	$73,139
Investment securities:
Taxable	2,781	2,562	2,374	10,292	7,455
Tax-exempt	108	106	110	414	427
Dividends	(90)	44	14	22	44
Other	176	361	1,226	1,766	3,588
Total interest income	29,942	29,073	25,400	113,298	84,653
Interest expense
Deposits	9,800	8,740	3,382	30,754	7,261
Federal funds purchased and other short-term borrowings	385	377	13	1,237	48
Long-term debt and junior subordinated debt	222	215	175	839	616
Subordinated notes	369	369	369	1,476	1,476
Total interest expense	10,776	9,701	3,939	34,306	9,401
Net interest income	19,166	19,372	21,461	78,992	75,252
(Recovery of) provision for credit losses - loans (1)	(833)	128	(544)	(244)	2,890
Provision for credit losses - unfunded commitments (1)	66	123	0	389	0
Net interest income after provision for credit losses	19,933	19,121	22,005	78,847	72,362
Noninterest income
Trust and investment services fees	1,261	1,293	1,109	5,031	4,549
Income from mutual fund, annuity and insurance sales	299	315	289	1,306	1,247
Service charges on deposit accounts	1,529	1,598	1,458	6,153	5,503
Income from bank owned life insurance	405	396	315	1,452	1,256
Other income	773	549	401	2,771	1,880
Gain on sale of loans held for sale	27	42	4	75	625
(Loss) gain on sale of assets held for sale	(54)	0	13	64	(87)
Loss on sales of securities	0	0	(119)	(388)	(119)
Total noninterest income	4,240	4,193	3,470	16,464	14,854
Noninterest expense
Personnel	10,031	9,412	8,937	37,974	35,061
Occupancy of premises, net	926	853	1,004	3,637	3,848
Furniture and equipment	924	798	851	3,438	3,402
Professional and legal	444	549	345	1,839	2,626
Marketing	304	347	592	1,314	1,932
FDIC insurance	244	245	148	983	765
Debit card processing	520	546	481	1,976	1,703
Charitable donations	644	62	600	1,637	1,571
External data processing	1,015	974	1,064	4,042	3,884
Settlement expenses	0	0	1,000	0	1,000
Merger-related expenses	956	0	0	956	0
(Recovery of) impaired loan carrying cost	(119)	107	34	(348)	546
Other	1,396	2,003	291	6,020	5,230
Total noninterest expense	17,285	15,896	15,347	63,468	61,568
Income before income taxes	6,888	7,418	10,128	31,843	25,648
Provision for income taxes	1,435	1,501	2,196	6,870	5,556
Net income	$5,453	$5,917	$7,932	$24,973	$20,092
Net income per share, basic	0.57	0.62	0.83	2.60	2.11
Net income per share, diluted	0.57	0.61	0.83	2.59	2.10

(1) Beginning January 1, 2023, calculation is based on current expected loss methodology. Prior to January 1, 2023, calculation was based on incurred loss methodology.

Codorus Valley Bancorp, Inc.

Financial Highlights

Selected Financial Data (Unaudited)

	Quarterly					Year-to-Date
	2023	2023	2023	2023	2022	December 31,
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2023	2022
Earnings and Per Share Data (1) (in thousands, except per share data)
Net income	$5,453	$5,917	$6,611	$6,992	$7,932	$24,973	$20,092
Basic earnings per share	$0.57	$0.62	$0.69	$0.73	$0.83	$2.60	$2.11
Diluted earnings per share	$0.57	$0.61	$0.69	$0.73	$0.83	$2.59	$2.10
Cash dividends paid per share	$0.17	$0.17	$0.16	$0.16	$0.15	$0.66	$0.60
Book value per share	$20.70	$19.06	$19.34	$19.28	$18.51	$20.70	$18.51
Tangible book value per share (2)	$20.46	$18.82	$19.10	$19.04	$18.27	$20.46	$18.27
Tangible book value per share without AOCI (8)	$23.68	$23.28	$22.81	$22.26	$21.90	$23.68	$21.90
Average shares outstanding	9,629	9,616	9,600	9,585	9,566	9,608	9,532
Average diluted shares outstanding	9,644	9,631	9,610	9,612	9,589	9,625	9,560

Performance Ratios (%)
Return on average assets (3)	1.00	1.08	1.22	1.29	1.43	1.15	0.87
Return on average equity (3)	11.69	12.64	14.17	15.45	18.50	13.47	11.08
Net interest margin (4)	3.61	3.64	3.81	4.00	3.98	3.76	3.39
Efficiency ratio (5)	73.28	66.95	64.19	59.05	60.87	65.75	67.79
Net overhead ratio (3)(6)	2.40	2.14	2.10	1.93	2.13	2.14	2.02

Asset Quality Ratios (%)
Net loan charge-offs to average loans (3)	0.03	(0.15)	0.20	0.15	0.24	0.05	0.31
Allowance for credit losses to total loans (7)	1.20	1.26	1.23	1.31	1.27	1.20	1.27
Nonperforming assets to total loans and foreclosed real estate	0.23	0.47	0.70	0.55	0.70	0.23	0.70

Capital Ratios (%)
Average equity to average assets	8.57	8.55	8.58	8.38	7.75	8.52	7.87
Tier 1 leverage capital ratio	10.75	10.50	10.38	10.20	9.77	10.75	9.77
Common equity Tier 1 capital ratio	12.81	12.52	12.37	12.19	12.04	12.81	12.04
Tier 1 risk-based capital ratio	13.37	13.08	12.94	12.76	12.61	13.37	12.61
Total risk-based capital ratio	16.26	16.01	15.85	15.75	15.57	16.26	15.57

(1) per share amounts and shares outstanding were adjusted for stock dividends

(2) non-GAAP measure - book value less goodwill and core deposit intangibles; see reconciliation below

(3) annualized for the quarterly periods presented

(4) net interest income (tax-equivalent) as a percentage of average interest earning assets

(5) noninterest expense as a percentage of net interest income and noninterest income (tax-equivalent)

(6) noninterest expense less noninterest income as a percentage of average assets

(7) excludes loans held for sale

(8) non-GAAP measure - book value less accumulated other comprehensive income; see reconciliation below

Reconciliation of Non-GAAP Financial Measures (Tangible Book Value and Tangible Book Value without AOCI and Adjusted Net Income)

	2023	2023	2023	2023	2022
(in thousands, except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Total Shareholders' Equity	$199,605	$183,363	$185,869	$184,946	$177,300
Less: Goodwill and Other Intangible Assets	(2,301)	(2,302)	(2,302)	(2,303)	(2,303)
Tangible Shareholders' Equity	$197,304	$181,061	$183,567	$182,643	$174,997
Add: Accumulated Other Comprehensive Loss	31,082	42,869	35,650	30,941	34,764
Tangible Shareholders' Equity without AOCI	$228,386	$223,930	$219,217	$213,584	$209,761

Common Shares Outstanding	9,644	9,619	9,611	9,594	9,581
Book Value Per Share	$20.70	$19.06	$19.34	$19.28	$18.51
Effect of Intangible Assets	(0.24)	(0.24)	(0.24)	(0.24)	(0.24)
Tangible Book Value Per Share	$20.46	$18.82	$19.10	$19.04	$18.27

Book Value Per Share	$20.70	$19.06	$19.34	$19.28	$18.51
Effect of Intangible Assets and AOCI	(3.46)	(4.70)	(3.95)	(3.47)	(3.87)
Tangible Book Value Per Share without AOCI	$17.24	$14.37	$15.39	$15.81	$21.90

	Quarterly		Year-to-Date
	2023	2022	December 31,
(in thousands, except per share data)	4th Qtr	4th Qtr	2023	2022
Average Diluted Shares Outstanding	9,644	9,589	9,625	9,560
Net Income	$5,453	$7,932	24,973	20,092
Plus: Merger-related expenses	956	-	956	-
Less: Related tax effect	200	-	200	-
Adjusted Net Income	$6,209	$7,932	$25,729	$20,092
Adjusted Diluted Earnings Per Share	$0.64	$0.83	$2.67	$2.10

This report contains certain financial information determined by methods other than in accordance with GAAP. This non-GAAP disclosure has limitation as an analytical tool and should not be considered in isolation or as a substitute for the analysis of the Corporation's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses this non-GAAP measure in its analysis of our performance because it believes this measure is material and will be used as a measure of our performance by investors.

ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate

Assets
Interest bearing deposits with banks	$12,724	$176	5.46%	$26,772	$361	5.35%	$132,772	$1,226	3.66%
Investment securities:
Taxable	371,949	2,691	2.87	371,603	2,606	2.78	366,923	2,388	2.58
Tax-exempt	22,476	132	2.33	22,523	128	2.25	25,601	137	2.13
Total investment securities	394,426	2,822	2.84	394,126	2,734	2.75	392,524	2,524	2.55
Loans:
Taxable (1)	1,682,403	26,797	6.32	1,677,117	25,829	6.11	1,598,206	21,499	5.34
Tax-exempt	21,359	210	3.90	21,721	213	3.89	22,829	222	3.85
Total loans	1,703,762	27,007	6.29	1,698,838	26,042	6.08	1,621,035	21,721	5.32
Total earning assets	2,110,913	30,005	5.64	2,119,736	29,137	5.45	2,146,331	25,471	4.71
Other assets (2)	65,067			71,008			66,173
Total assets	$2,175,980			$2,190,744			$2,212,504
Liabilities and Shareholders’ Equity
Deposits:
Interest bearing demand	$914,832	5,918	2.57%	$917,983	5,542	2.40%	$942,286	2,561	1.08%
Savings	136,622	11	0.03	146,038	11	0.03	163,184	12	0.03
Time	447,884	3,873	3.43	435,439	3,187	2.90	383,013	808	0.84
Total interest bearing deposits	1,499,338	9,800	2.59	1,499,460	8,740	2.31	1,488,483	3,382	0.90
Short-term borrowings	36,836	385	4.15	38,726	377	3.86	12,605	13	0.40
Long-term debt and junior subordinated debt	14,395	222	6.12	14,356	215	5.94	14,858	175	4.68
Subordinated notes	30,838	369	4.75	30,818	369	4.75	30,757	369	4.76
Total interest bearing liabilities	1,581,406	10,776	2.70	1,583,360	9,701	2.43	1,546,703	3,939	1.01
Noninterest bearing deposits	388,589			401,734			476,347
Other liabilities	19,473			18,439			17,974
Shareholders’ equity	186,511			187,211			171,480
Total liabilities and shareholders’ equity	$2,175,980			$2,190,744			$2,212,504
Net interest income (tax equivalent basis)		$19,229			$19,436			$21,533
Net interest margin (3)			3.61%			3.64%			3.98%
Tax equivalent adjustment		(63)			(64)			(72)
Net interest income		$19,166			$19,372			$21,461

(1) Average balances include nonaccrual loans.

(2) Average balances include bank owned life insurance and foreclosed real estate.

(3) Net interest income (tax-equivalent basis) annualized as a percentage of average interest earning assets.

ANALYSIS OF NET INTEREST INCOME

Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)

	Twelve Months Ended
	December 31, 2023			December 31, 2022
(Dollars in thousands)	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate	Average Balance	Taxable-Equivalent Interest	Taxable-Equivalent Rate

Assets
Interest bearing deposits with banks	$35,542	$1,766	4.97%	$300,922	$3,588	1.19%
Investment securities:
Taxable	370,774	10,314	2.78	323,011	7,499	2.32
Tax-exempt	22,776	506	2.22	25,545	536	2.10
Total investment securities	393,550	10,820	2.75	348,556	8,035	2.31
Loans:
Taxable (1)	1,654,614	100,114	6.05	1,557,289	72,558	4.66
Tax-exempt	21,988	854	3.88	18,200	730	4.01
Total loans	1,676,602	100,968	6.02	1,575,489	73,288	4.65
Total earning assets	2,105,694	113,554	5.39	2,224,967	84,911	3.82
Other assets (2)	70,027			79,891
Total assets	$2,175,721			$2,304,858
Liabilities and Shareholders’ Equity
Deposits:
Interest bearing demand	$908,860	19,532	2.15%	$975,583	$4,562	0.47%
Savings	148,395	45	0.03	162,701	49	0.03
Time	422,276	11,177	2.65	414,784	2,650	0.64
Total interest bearing deposits	1,479,531	30,754	2.08	1,553,068	7,261	0.47
Short-term borrowings	33,229	1,237	3.72	11,987	48	0.40
Long-term debt	14,489	839	5.79	18,741	616	3.29
Subordinated debentures	30,808	1,476	4.79	30,727	1,476	4.80
Total interest bearing liabilities	1,558,057	34,306	2.20	1,614,523	9,401	0.58
Noninterest bearing deposits	413,126			494,969
Other liabilities	19,186			14,073
Shareholders’ equity	185,352			181,293
Total liabilities and shareholders’ equity	$2,175,721			$2,304,858
Net interest income (tax equivalent basis)		$79,248			$75,510
Net interest margin (3)			3.76%			3.39%
Tax equivalent adjustment		(256)			(258)
Net interest income		$78,992			$75,252

(1) Average balances include nonaccrual loans.

(2) Average balances include bank owned life insurance and foreclosed real estate.

(3) Net interest income (tax-equivalent basis) annualized as a percentage of average interest earning assets.